Exhibit 99.1
Forum Energy Technologies Announces
Fourth Quarter and Full Year 2025 Results and Outlook;
Repurchased 11% of Shares Outstanding in 2025
Fourth Quarter 2025 Highlights
•Revenue: $202 million
•Net income and adjusted net income: $2 million and $5 million, respectively
•Adjusted EBITDA: $23 million
•Operating cash flow and free cash flow: $22 million and $22 million, respectively
Full Year 2025 Highlights
•Orders: $891 million, book-to-bill ratio of 113%
•Operating cash flow and free cash flow: $70 million and $80 million, respectively
•Share repurchases: 1.4 million shares, returned $35 million to shareholders
Full Year 2026 Guidance (comparisons at midpoint)
•Revenue: $800 - $880 million, up 6%
•Adjusted net income: $18 - $38 million, up $21 million
•Adjusted EBITDA: $90 - $110 million, a 16% increase
•Free cash flow: $55 - $75 million, 65% free cash flow conversion
HOUSTON, TEXAS, February 19, 2026 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2025 revenue of $202.2 million and net income of $2.1 million or $0.17 per diluted share. Adjusted for $2.9 million of foreign tax settlement, asset impairments, restructuring costs and other items, adjusted net income was $5.0 million or approximately $0.41 per diluted share.1
Neal Lux, President and Chief Executive Officer, remarked, “2025 was another great step forward and further positioned FET to deliver the 2030 vision. Our commercial efforts and innovation focus supplied meaningful bookings and backlog growth. Entering 2026, our backlog of $312 million is the highest in 11 years and 46% greater than a year ago. Nearly 12% of our backlog is from products developed in the last few years. These results are driven by the execution of our “Beat the Market” strategy. We are gaining market share and leveraging our global footprint.

1 See Tables 1-9 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

“Our financial performance accelerated through the second half of the year, with EBITDA up nearly 13% compared to the prior six months. Higher EBITDA, along with working capital efficiency and asset monetization, generated full year free cash flow of $80 million. In line with our capital allocation framework, we repurchased 11% of our total shares outstanding and reduced net debt by 28%.
“In 2026, we believe global market activity will remain relatively flat. However, we expect revenue and EBITDA growth, supported by strong backlog, structural cost reductions, and market share gains. Our execution in 2026 will keep us on track for FET 2030.”
Segment Results (unless otherwise noted, comparisons are fourth quarter 2025 versus third quarter 2025)
Drilling and Completions revenue was $127 million, an 8% increase, primarily related to strong demand for drilling-related capital equipment for international markets, subsea ROVs, and coiled line pipe. Adjusted EBITDA was $12 million. Book-to-bill was 84%, coming off strong orders for ROVs and drilling-related capital equipment in the prior quarter that did not recur. Drilling and Completions provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole revenue was $75 million, a 4% decrease, primarily related to lower volumes of production equipment and technologies. However, adjusted EBITDA was relatively flat at $17 million, due to favorable product mix for sand and flow control products. Book-to-bill was 107%, due to large orders for production-related equipment. Artificial Lift and Downhole engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET is a global manufacturing company, serving the oil, natural gas, defense, and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release. The company is unable to provide a reconciliation of forward-looking adjusted net income and adjusted EBITDA to GAAP net income because items that impact GAAP net income, such as restructuring charges, transaction expenses, and foreign exchange losses (gains), cannot be reasonably predicted.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in thousands, except per share information)	2025	2024	2025
Revenue	$202,200	$201,018	$196,231
Cost of sales	141,118	138,553	155,994
Gross profit	61,082	62,465	40,237
Operating expenses
Selling, general and administrative expenses	48,888	54,642	50,449
Transaction expenses	57	—	254
Impairment of intangible assets	—	119,123	—
Gain on sale-leaseback transactions and other	(627)	(4,483)	(4,360)
Total operating expenses	48,318	169,282	46,343
Operating income (loss)	12,764	(106,817)	(6,106)
Other expense (income)
Interest expense	4,258	6,421	4,365
Foreign exchange losses (gains) and other, net	247	(6,549)	9
Loss on extinguishment of debt	—	552	—
Total other expense, net	4,505	424	4,374
Income (loss) before income taxes	8,259	(107,241)	(10,480)
Income tax expense (benefit)	6,187	(3,741)	10,074
Net income (loss) (1)	$2,072	$(103,500)	$(20,554)

Weighted average shares outstanding
Basic	11,209	12,333	11,682
Diluted	12,085	12,333	11,682

Earnings (loss) per share
Basic	$0.18	$(8.39)	$(1.76)
Diluted	$0.17	$(8.39)	$(1.76)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net loss
(Unaudited)

	Year ended
	December 31,
(in thousands, except per share information)	2025	2024
Revenue	$791,474	$816,425
Cost of sales	572,438	561,392
Gross profit	219,036	255,033
Operating expenses
Selling, general and administrative expenses	199,905	219,325
Transaction expenses	546	7,728
Impairment of intangible assets	—	119,123
Gain on sale-leaseback transactions and other	(11,560)	(4,376)
Total operating expenses	188,891	341,800
Operating income (loss)	30,145	(86,767)
Other expense (income)
Interest expense	18,312	31,490
Loss on extinguishment of debt	—	2,854
Foreign exchange losses (gains) and other, net	(4,754)	7,315
Total other expense, net	13,558	41,659
Income (loss) before income taxes	16,587	(128,426)
Income tax expense	26,247	6,900
Net loss (1)	$(9,660)	$(135,326)

Weighted average shares outstanding
Basic	11,883	12,299
Diluted	11,883	12,299

Loss per share
Basic	$(0.81)	$(11.00)
Diluted	$(0.81)	$(11.00)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in thousands of dollars)	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$34,661	$44,661
Accounts receivable—trade, net	142,396	153,926
Inventories, net	239,420	265,487
Other current assets	32,407	31,563
Total current assets	448,884	495,637
Property and equipment, net of accumulated depreciation	51,905	63,421
Operating lease assets	80,733	70,389
Goodwill and intangible assets, net	158,304	170,883
Other long-term assets	12,629	15,624
Total assets	$752,455	$815,954
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1,407	$1,866
Other current liabilities	205,127	199,990
Total current liabilities	206,534	201,856
Long-term debt, net of current portion	134,521	186,525
Other long-term liabilities	120,257	107,673
Total liabilities	461,312	496,054
Total equity	291,143	319,900
Total liabilities and equity	$752,455	$815,954

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Year ended
	December 31,
(in thousands of dollars)	2025	2024
Cash flows from operating activities
Net loss	$(9,660)	$(135,326)
Depreciation and amortization	33,755	53,717
Impairment of intangible assets	—	119,123
Impairment of property and equipment and other assets	4,291	—
Inventory write down	19,673	2,716
Gain on sale-leaseback transactions	(11,182)	(4,860)
Loss on extinguishment of debt	—	2,854
Other noncash items and changes in working capital	33,525	53,967
Net cash provided by operating activities	70,402	92,191

Cash flows from investing activities
Capital expenditures for property and equipment	(6,015)	(8,145)
Proceeds from sale of property and equipment	1,007	703
Proceeds from sale-leaseback transactions	14,574	20,324
Acquisition of businesses, net of cash acquired	—	(150,408)
Net cash provided by (used in) investing activities	9,566	(137,526)

Cash flows from financing activities
Borrowings of debt	562,324	874,320
Repayments of debt	(617,043)	(819,454)
Repurchases of stock	(34,612)	—
Payments of withheld taxes on stock-based compensation plans	(1,321)	(1,090)
Deferred financing costs	(914)	(8,534)
Net cash provided by (used in) financing activities	(91,566)	45,242

Effect of exchange rate changes on cash	1,598	(1,411)
Net decrease in cash, cash equivalents and restricted cash	$(10,000)	$(1,504)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in thousands of dollars)	December 31, 2025	December 31, 2024	September 30, 2025	December 31, 2025	December 31, 2024	September 30, 2025
Revenue
Drilling and Completions	$126,916	$111,084	$117,469	$126,916	$111,084	$117,469
Artificial Lift and Downhole	75,461	89,943	78,981	75,461	89,943	78,981
Eliminations	(177)	(9)	(219)	(177)	(9)	(219)
Total revenue	$202,200	$201,018	$196,231	$202,200	$201,018	$196,231

Operating income (loss)
Drilling and Completions	$9,736	$3,302	$(13,551)	$9,268	$3,763	$8,658
Operating margin %	7.7%	3.0%	(11.5)%	7.3%	3.4%	7.4%
Artificial Lift and Downhole	11,708	12,863	11,778	11,851	13,127	11,830
Operating margin %	15.5%	14.3%	14.9%	15.7%	14.6%	15.0%
Corporate	(9,250)	(8,342)	(8,439)	(8,838)	(8,450)	(8,299)
Total segment operating income (loss)	12,194	7,823	(10,212)	12,281	8,440	12,189
Other items not in segment operating income (loss) (1)	570	(114,640)	4,106	(14)	(377)	81
Total operating income (loss)	$12,764	$(106,817)	$(6,106)	$12,267	$8,063	$12,270
Operating margin %	6.3%	(53.1)%	(3.1)%	6.1%	4.0%	6.3%

EBITDA (2)
Drilling and Completions	$12,984	$(106,688)	$(10,505)	$12,050	$9,541	$11,758
EBITDA margin %	10.2%	(96.0)%	(8.9)%	9.5%	8.6%	10.0%
Artificial Lift and Downhole	15,961	18,754	20,419	16,902	19,262	16,977
EBITDA margin %	21.2%	20.9%	25.9%	22.4%	21.4%	21.5%
Corporate	(8,587)	(725)	(8,166)	(6,266)	(6,586)	(5,597)
Total EBITDA	$20,358	$(88,659)	$1,748	$22,686	$22,217	$23,138
EBITDA margin %	10.1%	(44.1)%	0.9%	11.2%	11.1%	11.8%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Year ended		Year ended
(in thousands of dollars)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue
Drilling and Completions	$477,191	$470,767	$477,191	$470,767
Artificial Lift and Downhole	314,785	345,680	314,785	345,680
Eliminations	(502)	(22)	(502)	(22)
Total revenue	$791,474	$816,425	$791,474	$816,425

Operating income (loss)
Drilling and Completions	$12,835	$17,766	$36,135	$20,458
Operating margin %	2.7%	3.8%	7.6%	4.3%
Artificial Lift and Downhole	41,174	48,894	41,672	49,082
Operating margin %	13.1%	14.1%	13.2%	14.2%
Corporate	(34,878)	(30,952)	(34,006)	(30,464)
Total segment operating income (loss)	19,131	35,708	43,801	39,076
Other items not in segment operating income (loss) (1)	11,014	(122,475)	(74)	(356)
Total operating income (loss)	$30,145	$(86,767)	$43,727	$38,720
Operating margin %	3.8%	(10.6)%	5.5%	4.7%

EBITDA (2)
Drilling and Completions	$30,457	$(84,604)	$47,629	$49,195
EBITDA margin %	6.4%	(18.0)%	10.0%	10.4%
Artificial Lift and Downhole	71,731	73,006	64,058	74,417
EBITDA margin %	22.8%	21.1%	20.3%	21.5%
Corporate	(33,534)	(31,621)	(25,284)	(23,635)
Total EBITDA	$68,654	$(43,219)	$86,403	$99,977
EBITDA margin %	8.7%	(5.3)%	10.9%	12.2%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in thousands of dollars)	December 31, 2025	December 31, 2024	September 30, 2025
Orders
Drilling and Completions	$106,407	$102,999	$151,473
Artificial Lift and Downhole	80,790	86,956	88,517
Total orders	$187,197	$189,955	$239,990

Revenue
Drilling and Completions	$126,916	$111,084	$117,469
Artificial Lift and Downhole	75,461	89,943	78,981
Eliminations	(177)	(9)	(219)
Total revenue	$202,200	$201,018	$196,231

Book to bill ratio (1)
Drilling and Completions	0.84	0.93	1.29
Artificial Lift and Downhole	1.07	0.97	1.12
Total book to bill ratio	0.93	0.94	1.22

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2025			December 31, 2024			September 30, 2025
(in thousands, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$12,764	$20,358	$2,072	$(106,817)	$(88,659)	$(103,500)	$(6,106)	$1,748	$(20,554)
% of revenue	6.3%	10.1%		(53.1)%	(44.1)%		(3.1)%	0.9%
Restructuring and other costs	633	633	633	840	840	840	1,501	1,501	1,501
Transaction expenses	57	57	57	—	—	—	254	254	254
Inventory and other assets impairment adjustments	(1,187)	(1,187)	(1,187)	(223)	(223)	(223)	20,900	20,900	20,900
Impairment of intangible assets	—	—	—	119,123	119,123	119,123	—	—	—
Stock-based compensation expense	—	2,598	—	—	1,980	—	—	2,853	—
Loss on extinguishment of debt	—	—	—	—	552	552	—	—	—
Gain on sale-leaseback transactions	—	—	—	(4,860)	(4,860)	(4,860)	(4,279)	(4,279)	(4,279)
Foreign exchange losses (gains) and other, net (2)	—	227	227	—	(6,536)	(6,536)	—	161	161
Foreign tax settlement	—	—	3,163	—	—	—	—	—	—
Release of valuation allowance on deferred tax assets	—	—	—	—	—	(11,340)	—	—	5,205
As adjusted(1)	$12,267	$22,686	$4,965	$8,063	$22,217	$(5,944)	$12,270	$23,138	$3,188
% of revenue	6.1%	11.2%		4.0%	11.1%		6.3%	11.8%

Diluted shares outstanding as reported			12,085			12,333			11,682
Diluted shares outstanding as adjusted			12,085			12,333			11,682

Diluted EPS - as reported			$0.17			$(8.39)			$(1.76)
Diluted EPS - as adjusted			$0.41			$(0.48)			$0.27

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2025			December 31, 2024
(in thousands, except per share information)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)
As reported	$30,145	$68,654	$(9,660)	$(86,767)	$(43,219)	$(135,326)
% of revenue	3.8%	8.7%		(10.6)%	(5.3)%
Restructuring and other costs	4,592	4,592	4,592	3,756	3,756	3,756
Transaction expenses	546	546	546	7,725	7,725	7,725
Inventory and other assets impairment adjustments	19,626	19,626	19,626	(257)	(257)	(257)
Impairment of intangible assets	—	—	—	119,123	119,123	119,123
Stock-based compensation expense	—	9,018	—	—	7,176	—
Loss on extinguishment of debt	—	—	—	—	2,854	2,854
Gain on sale-leaseback transactions	(11,182)	(11,182)	(11,182)	(4,860)	(4,860)	(4,860)
Foreign exchange losses (gains) and other, net (2)	—	(4,851)	(4,851)	—	7,679	7,679
Foreign tax settlement	—	—	3,163	—	—	—
Release of valuation allowance on deferred tax assets	—	—	5,205	—	—	(11,340)
As adjusted(1)	$43,727	$86,403	$7,439	$38,720	$99,977	$(10,646)
% of revenue	5.5%	10.9%		4.7%	12.2%

Diluted shares outstanding as reported			11,883			12,299
Diluted shares outstanding as adjusted			11,883			12,299

Diluted EPS - as reported			$(0.81)			$(11.00)
Diluted EPS - as adjusted			$0.63			$(0.87)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) they assist with assessing and understanding operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in thousands of dollars)	December 31, 2025	December 31, 2024	September 30, 2025
EBITDA reconciliation (1)
Net income (loss)	$2,072	$(103,500)	$(20,554)
Interest expense	4,258	6,421	4,365
Depreciation and amortization	7,841	12,161	7,863
Income tax expense (benefit)	6,187	(3,741)	10,074
EBITDA	$20,358	$(88,659)	$1,748

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Year ended
(in thousands of dollars)	December 31, 2025	December 31, 2024
EBITDA reconciliation (1)
Net loss	$(9,660)	$(135,326)
Interest expense	18,312	31,490
Depreciation and amortization	33,755	53,717
Income tax expense	26,247	6,900
EBITDA	$68,654	$(43,219)

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in thousands of dollars)	December 31, 2025	December 31, 2024	September 30, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$22,437	$38,516	$22,866
Capital expenditures for property and equipment	(1,562)	(2,410)	(1,392)
Proceeds from sale of property and equipment	844	467	106
Proceeds from sale-leaseback transactions	—	20,324	6,546
Free cash flow, before acquisitions	$21,719	$56,897	$28,126

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of February 18, 2026, and using the midpoint $65 million of guided full year 2026 free cash flow. As of February 18, 2026, the free cash flow yield was 11%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 6 - Adjusting items

	Year ended
(in thousands of dollars)	December 31, 2025	December 31, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$70,402	$92,191
Capital expenditures for property and equipment	(6,015)	(8,145)
Proceeds from sale of property and equipment	1,007	703
Proceeds from sale-leaseback transactions	14,574	20,324
Free cash flow, before acquisitions	$79,968	$105,073

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

(2) The free cash flow yield disclosed is a financial ratio calculated by dividing annualized free cash flow by the Company's market capitalization as of February 18, 2026, and using the midpoint $65 million of guided full year 2026 free cash flow. As of February 18, 2026, the free cash flow yield was 11%. We believe free cash flow yield is useful to investors as a measure of the Company's ability to generate free cash flow in comparison to its market capitalization and allows for comparisons across peer companies.

Forum Energy Technologies, Inc.
Table 7 - Leverage Ratio (1)
(Unaudited)

(in thousands of dollars)	December 31, 2025
2029 Bonds	$100,000
Credit Facility	37,282
Other debt	4,008
Long-term debt, principal amount	141,290
Cash and cash equivalents	34,661
Net debt	106,629

Adjusted EBITDA	86,403
Net leverage ratio	1.2

(1) The Company believes net leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.

Forum Energy Technologies, Inc.
Table 8 - Revenue Per Rig
(Unaudited)

	Year ended
(in thousands of dollars, except rig count)	December 31, 2025	December 31, 2024	December 31, 2022
Revenue	$791,474	$816,425	$699,913
Average global rig count (1)	1,818	1,948	1,934
Revenue per rig	$435	$419	$362

(1) The table above shows the average number of active drilling rigs operating based on the weekly rig count information published by Baker Hughes Company. In the third quarter of 2025, Baker Hughes implemented a revised methodology for counting rigs, primarily affecting data pertaining to Saudi Arabia. Baker Hughes only adjusted data back January 2024. Consequently, rig count data prior to January 2024 has been adjusted internally.

Forum Energy Technologies, Inc.
Table 9 - Free Cash Flow Conversion
(Unaudited)
Year ended
(in thousands of dollars)	December 31, 2025

Free cash flow	$79,968
Adjusted EBITDA	86,403
Free cash flow conversion	93%

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in thousands of dollars)	December 31, 2025		December 31, 2024		September 30, 2025
Revenue	$	%	$	%	$	%
Drilling	$35,713	17.6%	$35,555	17.8%	$32,234	16.4%
Subsea	29,513	14.6%	18,581	9.2%	23,582	12.0%
Stimulation and Intervention	30,854	15.3%	31,056	15.4%	34,271	17.5%
Coiled Tubing	30,836	15.3%	25,892	12.9%	27,382	14.0%
Drilling and Completions	126,916	62.8%	111,084	55.3%	117,469	59.9%

Downhole	47,800	23.6%	51,547	25.6%	48,073	24.5%
Production Equipment	15,574	7.7%	21,743	10.8%	18,647	9.5%
Valve Solutions	12,087	6.0%	16,653	8.3%	12,261	6.2%
Artificial Lift and Downhole	75,461	37.3%	89,943	44.7%	78,981	40.2%
Eliminations	(177)	(0.1)%	(9)	—%	(219)	(0.1)%
Total revenue	$202,200	100.0%	$201,018	100.0%	$196,231	100.0%